                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                       INTERMAGNETICS GENERAL CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                              [GRAPHIC OMITTED]

                       INTERMAGNETICS GENERAL CORPORATION



                             ---------------------
                   Notice of Annual Meeting of Shareholders
                               November 10, 1998
                            ---------------------
TO THE SHAREHOLDERS OF
INTERMAGNETICS GENERAL CORPORATION:

Notice is hereby given that the annual meeting of shareholders of INTERMAGNETICS GENERAL CORPORATION (the "Company") will be held at the AMERICAN STOCK EXCHANGE, 86 Trinity Place, New York, New York on November 10, 1998, at 3:00 p.m. local time, for the following purposes:

       1. To elect five directors;

       3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record as of the close of business on September 18, 1998 are entitled to notice of the annual meeting and to vote at the annual meeting and any adjournments thereof.

                                        By order of the Board of Directors,




                                        CATHERINE E. ARDUINI
                                        Corporate Secretary


Latham, New York
September 28, 1998


              REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE
            MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES
                   NO POSTAGE IF MAILED IN THE UNITED STATES.

                      INTERMAGNETICS GENERAL CORPORATION

                            450 Old Niskayuna Road
                                 P.O. Box 461
                            Latham, New York 12110

                             ---------------------
                                PROXY STATEMENT

                      1998 Annual Meeting of Shareholders
                            ---------------------

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Intermagnetics General Corporation (the "Company") for use at the 1998 annual meeting of shareholders to be held at the AMERICAN STOCK EXCHANGE, 86 Trinity Place, New York, New York on November 10, 1998, at 3:00 p.m. local time, and at any adjournments thereof. This proxy statement and the accompanying proxy are expected to be distributed to shareholders on or about October 6, 1998.

     The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by officers and directors and a small number of regular employees of the Company who will not be specially compensated for such services. The Company will also request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard.

     The Company's annual report to shareholders for the fiscal year ended May 31, 1998, including financial statements, was mailed to shareholders with this proxy statement but does not constitute a part of this proxy statement. KPMG Peat Marwick LLP has served as the Company's independent accountants since November 9, 1994, and KPMG Peat Marwick LLP is expected to continue to serve in such capacity during the current fiscal year. The Company has requested that a representative of KPMG Peat Marwick LLP attend the 1998 annual meeting of shareholders. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate shareholder questions.

     On September 17, 1998, the Company effected a two percent (2%) stock dividend with respect to all shareholders of record, except treasury shares, as of August 27, 1998. All share numbers and per share data in this proxy statement have been adjusted to reflect that stock dividend. The new shares issued to shareholders as a result of the stock dividend will be eligible to vote at the 1998 annual meeting.

                             VOTING AT THE MEETING

     Holders of shares of Common Stock of record at the close of business on September 18, 1998 are entitled to vote at the meeting. As of that date, there were 12,412,383 shares of Common Stock outstanding.

     The Company presently has no other class of stock outstanding and entitled to be voted at the meeting. The presence in person or by proxy of shareholders entitled to cast one-third of all votes entitled to be cast at the meeting constitutes a quorum.

     Shares cannot be voted at the meeting unless the holder of record is present in person or by proxy. The enclosed proxy is a means by which a shareholder may authorize the voting of his or her shares at the meeting. The shares of Common Stock represented by each properly executed proxy will be voted at the meeting in accordance with each shareholder's directions. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

     The five directors are to be elected through cumulative voting by a plurality of the votes cast. With respect to the election of directors, each shareholder is entitled to cast as many votes as the number of his or her shares multiplied by the number of directors to be elected and may cast all of such votes for a single director or may distribute such votes among the number of directors to be voted for as such shareholder may see fit. With respect to any other matter to be voted upon by the shareholders, each share of record is entitled to one vote.

     Under rules promulgated by the Securities and Exchange Commission (the "SEC"), boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish to withhold authority to vote for one or more nominees for director. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals.

     Shareholders are urged to specify their choice(s) by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified by record holders (including brokers) submitting proxies, the shares will be voted as recommended by the Board of Directors. Brokerage firms that are members of the New York Stock Exchange or the American Stock Exchange and hold shares in street name for customers may have the authority under the rules of such exchanges to vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the shareholders' meeting.

     Execution of the accompanying proxy will not affect a shareholder's right to attend the meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written or oral notice of revocation to the Corporate Secretary of the Company, or by delivering a subsequently executed proxy, at any time before the proxy is voted.


                                 Special Note

     Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you plan to attend the meeting to vote in person and your shares are registered with the Company's transfer agent in the name of your broker or bank, you must secure a legal proxy from your broker or bank assigning voting rights to you for your shares.

                             ELECTION OF DIRECTORS


     The Restated Certificate of Incorporation of the Company classifies the Board of Directors into two classes having staggered terms of two years each. The Board of Directors consists of such number of directors as is fixed from time to time by resolution adopted by a majority of the entire Board of Directors. At a meeting on May 21, 1998, the Board approved a resolution increasing the number of directors to nine. At that meeting, the Board also appointed Glenn H. Epstein as a director effective from May 22, 1998 until the next regularly scheduled election of directors at the Company's 1998 Annual Meeting of Shareholders.


     Five directors are to be elected to hold office until the election and qualification of their respective successors. The Board of Directors has nominated for election as directors Carl H. Rosner, John M. Albertine, Edward
E. David, Jr., Glenn H. Epstein and James S. Hyde for a two-year term ending in 2000. All of the nominees currently serve as directors of the Company.


     The nominees have consented to be named and to serve if elected. Unless otherwise instructed by the shareholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The Board of Directors believes all nominees will be able to serve as directors. If this should not be the case, however, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. Shareholders may vote cumulatively for any or all of the nominees or their substitutes. It is the Company's intention to have the proxy holders exercise such cumulative voting rights to elect the maximum number of the nominees listed below or their substitutes. The Board of Directors of the Company unanimously recommends a vote FOR each of the nominees.


Requirements for Advance Notification of Nominations


     Article SIXTH of the Company's Restated Certificate of Incorporation prohibits a nominee from being elected a director unless the name of the nominee, together with such consents and information concerning present and prior occupations, transactions with the Company or its subsidiaries, and other matters as may at the time be required by, or pursuant to, the by-laws, is filed with the Corporate Secretary of the Company no later than the time fixed by, or pursuant to, the by-laws immediately preceding the annual or special meeting at which such person is to be a candidate for director.


     Section 2.03(b) of the Company's by-laws provides that any shareholder entitled to vote for the election of directors at a meeting may nominate a director for election if written notice of the shareholder's intent to make such a nomination is received by the Corporate Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors, with certain exceptions. This section does not apply to nominations for which proxies are solicited under applicable regulations adopted by the SEC under the Securities Exchange Act of 1934. The notice must contain, or be accompanied by, the following:


     (a) the name and address of the shareholder who intends to make the nomination;


     (b) a representation that the shareholder is a holder of record of the Company's voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;


     (c) such information regarding each nominee as would be required in a proxy statement filed pursuant to the SEC's proxy rules had proxies been solicited with respect to the nominee by the Board of Directors of the Company;

     (d) a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

     (e) the consent of each nominee to serve as director of the Company if so elected.

     Pursuant to the above requirements, appropriate notices in respect of nominations for directors must be received by the Corporate Secretary of the Company no later than October 27, 1998.


Information Regarding Nominees for Election as Directors and Regarding
   Continuing Directors

     The information provided herein as to personal background has been provided by each director and nominee as of July 15, 1998.

            ------------------------------------------------------
               NOMINEES FOR ELECTION FOR TERMS EXPIRING IN 2000
            ------------------------------------------------------

                                                                                                Year First
                                              Principal Occupations During the Past Five          Became
       Name of Director           Age              Years and Certain Directorships               Director
------------------------------   -----   ---------------------------------------------------   -----------
Carl H. Rosner ...............    69     Chairman of the Company since its formation in            1971
                                         1971 and Chief Executive Officer since early in
                                         1984; director of Ultralife Batteries, Inc.
John M. Albertine ............    54     Chairman and CEO of Albertine Enterprises,                1997
                                         Inc.(an economic forecasting and public policy
                                         firm), since 1994; director of Thermo Electron
                                         Corporation, Thermo Information Solutions Cor-
                                         poration, U.S. Cast Products, Inc. and American
                                         Precision Industries, Inc.
Edward E. David, Jr. .........    73     President, EED Inc. (technology and research              1987
                                         management advisors); principal, Washington
                                         Advisory Group, LLC; director of Spacehab Inc.,
                                         InterVU, Inc., Medjet Inc. and Protein Polymer
                                         Technologies, Inc.
Glenn H. Epstein .............    40     President and Chief Operating Officer of the Com-         1998
                                         pany since May 5, 1997; prior to that, Mr. Epstein
                                         worked for Oxford Instruments Group, plc, most
                                         recently as President of Nuclear Measurements
                                         Group, Inc. (a wholly-owned subsidiary of Oxford
                                         Instruments, plc).
James S. Hyde ................    66     Director of the Biophysics Research Institute at          1997
                                         the Medical College of Wisconsin; Professor of
                                         Biophysics at the Medical College of Wisconsin
                                         since 1975.

            ------------------------------------------------------
              CONTINUING DIRECTORS SERVING TERMS EXPIRING IN 1999
            ------------------------------------------------------

                                                                                             Year First
                                           Principal Occupations During the Past Five          Became
      Name of Director         Age              Years and Certain Directorships               Director
---------------------------   -----   ---------------------------------------------------   -----------
Joseph C. Abeles ..........    83     Private investor; director of Bluegreen Corpora-           1986
                                      tion, Ultralife Batteries, Inc. and IGENE Biotech-
                                      nology, Inc.
Thomas L. Kempner .........    71     Chairman and Chief Executive Officer, Loeb Part-           1988
                                      ners Corporation, an investment banking firm;
                                      director Alcide Corporation, Roper Starch World-
                                      wide, Inc., IGENE Biotechnology, Inc., Energy
                                      Research Corporation, Northwest Airlines, Inc.
                                      (Emeritus) and CCC Information Services Group,
                                      Inc.
Stuart A. Shikiar .........    52     President, Shikiar Asset Management, Inc., which           1995
                                      is a registered investment advisory company;
                                      director of Bluegreen Corporation.
Sheldon Weinig ............    70     Adjunct Professor, Columbia University and State           1993
                                      University of New York at Stony Brook; former
                                      Vice Chairman of Sony Engineering & Manufac-
                                      turing of America ("Sony"); former Chairman of
                                      Materials Research Corporation (Materials
                                      Research Corporation was acquired by Sony);
                                      director Insituform Technology Inc., Aseco Corpo-
                                      ration, U.S. Cast Polymer Inc. and Kentek Infor-
                                      mation Systems, Inc.

General Information Concerning the Board of Directors and its Committees

     The Board of Directors of the Company met on eight (8) occasions in the fiscal year ended May 31, 1998. The by-laws of the Company provide that the Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate an Executive Committee or other committees, each of which shall consist of three or more directors. The Board of Directors annually elects from its members the Compensation, Audit, and Nominating Committees. During the last fiscal year, each director attended at least 75% of the aggregate of the meetings of the Board of Directors (held during the period he served as a director) and the meetings of the committee or committees on which he served.

     Compensation Committee. The Compensation Committee is presently composed of Messrs. Albertine (Committee Chairman), Hyde, Kempner and Shikiar. It is the responsibility of the Compensation Committee to review the recommendations of the Chief Executive Officer of the Company as to the appropriate level of compensation for the Company's principal executive officers and certain other key personnel and to recommend to the Board of Directors the compensation of the Chief Executive Officer. The Compensation Committee also allocates benefits available under the Management Incentive Compensation Program to participants and grants options under the Company's stock option plan. See "Executive Compensation." This Committee met six (6) times during fiscal year 1998.

     Audit Committee. The Audit Committee is presently composed of Messrs. David (Committee Chairman), Shikiar and Weinig. This Committee meets with the Company's independent accountants to review the scope of auditing procedures and the Company's accounting procedures and controls. The Committee also provides general oversight with respect to the accounting principles employed in the Company's financial reporting. The Audit Committee met once during fiscal year 1998.

     Nominating Committee. The Nominating Committee is presently composed of Messrs. Kempner (Committee Chairman), Abeles, Hyde and Rosner. This Committee, in addition to the entire Board of Directors, considers candidates for director of the Company. It is the present policy of the Nominating Committee also to consider nominees who are recommended by shareholders. Shareholders desiring to submit the names of, and any pertinent data with respect to, such nominees should send this information in writing to the Chairman of the Nominating Committee, in care of the Company. The Nominating Committee met once during fiscal year 1998.


Director Remuneration

     Directors of the Company receive $750 per month for their service to the Company in such capacity and a fee of $1,000 for each meeting of the Board of Directors that such director attends. Directors receive a fee of $500 for participation by telephone in any special meeting of the Board of Directors. Committee members who attend scheduled committee meetings not held on the day of a scheduled Board meeting are reimbursed $500 for attendance/participation.

     Pursuant to the Company's 1990 Stock Option Plan, each director who is not an employee of the Company receives, without the exercise of any discretion by any person, non-qualified stock options to purchase 2,236 shares of Common Stock as of the first business day of each calendar quarter for each year that the 1990 Stock Option Plan remains in existence. Such options vest in accordance with the 1990 Stock Option Plan. The option exercise price per share is equal to the fair market value of a share of Common Stock as of the date of grant and the options have a term of five years from the date of grant.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


Ownership of Common Stock by Directors and Officers

     The following table sets forth certain information with respect to shares of Common Stock beneficially owned by each director and nominee for director of the Company, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group. This information has been provided by each of the directors and executive officers as of July 15, 1998, at the request of the Company and includes shares held by participants in the IGC Savings Plan and shares subject to stock options and similar rights held by each individual or group to the extent such rights are exercisable within 60 days of the date as to which information is provided.



                                                      Number of Shares       Percentage of
                Beneficial Owner                   Beneficially Owned(1)       Class(2)
-----------------------------------------------   -----------------------   --------------
Carl H. Rosner(3) .............................            596,441               4.6
Joseph C. Abeles(4) ...........................            358,795               2.8
Thomas L. Kempner(5) ..........................            163,023               1.3
James S. Hyde(6) ..............................             68,650               0.5
Stuart A. Shikiar(7) ..........................             58,183               0.5
Sheldon Weinig(8) .............................             29,765               0.2
Edward E. David, Jr.(9) .......................             29,361               0.2
John M. Albertine(10) .........................              5,875               --
Glenn H. Epstein ..............................                 --               --
Michael C. Zeigler(11) ........................             60,707               0.5
Gary L. Hamilton(12) ..........................             33,733               0.3
Leo Blecher(13) ...............................             28,007               0.2
All executive officers and directors as a group
 (17 persons)(14) .............................          1,709,623              13.0

------------
(1) Nature of ownership consists of sole voting and investment power unless otherwise indicated. The share numbers in this table have been adjusted to reflect a two percent (2%) stock dividend distributed by the Company on September 17, 1998 to all shareholders of record as of August 27, 1998.

(2) Percentages of less than 0.1% have not been indicated. The percentage for each individual or group is based on the aggregate of the shares outstanding as of July 15, 1998, which was 12,616,369 (as adjusted to reflect the two percent (2%) stock dividend), and all shares issuable to such individual or group upon the exercise of outstanding stock options or similar rights to the extent such rights are exercisable within 60 days such date.

(3) Includes presently exercisable options to purchase 229,700 shares; also includes 31,716 shares held by Mr. Rosner's spouse, as to which shares Mr. Rosner disclaims beneficial ownership.

(4) Includes 37,396 shares held by Mr. Abeles' spouse, as to which shares Mr. Abeles disclaims beneficial ownership. Also includes presently exercisable options to purchase 26,828 shares.

(5) Includes 85,630 shares held by trusts of which Mr. Kempner is a trustee. Mr. Kempner disclaims beneficial ownership as to 54,283 of such shares. Also includes presently exercisable options to purchase 26,828 shares.

(6) Includes presently exercisable options to purchase 8,670 shares.

------------
(7) Includes 1,092 shares held in custody for Mr. Shikiar's son, and 27,781 shares owned by clients of his investment advisory company as to which shares he disclaims beneficial ownership although he has both voting and investment power for such shares. Also includes presently exercisable options to purchase 7,450 shares.

(8)  Includes presently exercisable options to purchase 26,828 shares.

(9)  Includes presently exercisable options to purchase 26,828 shares.

(10) Includes presently exercisable options to purchase 2,235 shares.

(11) Includes presently exercisable options to purchase 58,584 shares.

(12) Includes presently exercisable options to purchase 31,853 shares.

(13) Represents presently exercisable options to purchase 28,007 shares.

(14) Includes presently exercisable options to purchase 547,376 shares, and includes certain shares as to which beneficial ownership is disclaimed.

                            EXECUTIVE COMPENSATION

     The following table summarizes for the past three years the annual and long-term compensation of those persons who were, at May 31, 1998, the Company's Chief Executive Officer and the other four most highly compensated executive officers.


                          SUMMARY COMPENSATION TABLE



                                                                        Annual
                                               ---------------------------------------------------------
                                                                                           Other Annual
                                                                Salary        Bonus        Compensation
                   Position                     Fiscal Year      ($)           ($)              ($)
---------------------------------------------  -------------  ---------  ---------------  --------------
Carl H. Rosner                                      1998       363,991        40,346(1)           --
Chairman and Chief                                  1997       357,500        68,820(1)           --
Executive Officer                                   1996       332,503        65,118(1)           --

Glenn H. Epstein                                    1998       183,463        32,500          52,535(3)
President and Chief Operating                       1997(5)     10,385            --           5,347(3)
Officer                                             1996(5)         --            --              --

Michael C. Zeigler                                  1998       152,692        12,500              --
Chief Financial                                     1997       140,000        12,500              --
Officer and Senior Vice President - Finance         1996       131,500        15,000              --

Leo Blecher                                         1998       142,174        20,500              --
Vice President                                      1997       132,691        10,500              --
and General Manager - IGC Magnet                    1996       116,155         7,500              --
Business Group

Gary L. Hamilton                                    1998       150,422        10,998              --
Sr. Vice President and                              1997       142,616         5,500          65,365(8)
General Manager - InterCool Energy                  1996       134,155        15,000              --
Corporation



                                                       Long Term
                                               --------------------------
                                                Award of
                                                 Stock       All Other
                                                Options     Compensation
                   Position                       (#)           ($)
---------------------------------------------  ---------  ---------------
Carl H. Rosner                                  16,830         50,191(2)
Chairman and Chief                              78,030         55,389(2)
Executive Officer                               21,224         55,816(2)

Glenn H. Epstein                                90,270          1,444(4)
President and Chief Operating                       --             --
Officer                                             --             --

Michael C. Zeigler                               7,140          7,319(6)
Chief Financial                                 15,606          7,569(6)
Officer and Senior Vice President - Finance      2,653          7,780(6)

Leo Blecher                                     10,302          1,765(7)
Vice President                                   7,803          1,915(7)
and General Manager - IGC Magnet                10,612          1,819(7)
Business Group

Gary L. Hamilton                                    --          2,371(9)
Sr. Vice President and                          10,404          2,172(9)
General Manager - InterCool Energy               2,653          2,392(9)
Corporation

------------
(1) Includes $40,346, $68,820 and $65,118 earned by Mr. Rosner as an incentive compensation bonus for fiscal years 1997, 1996 and 1995 performance, respectively, and paid in fiscal years 1998, 1997 and 1996, respectively, pursuant to an employment agreement between the Company and Mr. Rosner.

(2) Includes the Company's share of contributions on behalf of Mr. Rosner to the IGC Savings Plan (401k) in the amounts of $2,947, $3,291 and $3,102 for fiscal years 1998, 1997 and 1996, respectively; payments under the Company's Supplemental Income Plan and Supplemental Retirement Plan in the amounts of $15,789, $16,516 and $16,741 for fiscal years 1998, 1997 and 1996, respectively; and payments by the Company for a life insurance policy and disability policy for the benefit of Mr. Rosner in the amounts of $16,268, $16,268 and $22,098 for fiscal years 1998, 1997 and 1996, respectively. Also includes $15,000, $15,750 and $13,500 in fees received by Mr. Rosner in fiscal years 1998, 1997 and 1996, respectively, for his services as a director of ULBI, and the value of options to acquire the common stock of ULBI (6,000 shares in each year) valued at $188, $3,563 and $375 in fiscal years 1998, 1997 and 1996, respectively. These options, which are part of Mr. Rosner's ULBI director remuneration, have been valued by taking the difference between the option exercise price and the closing price of ULBI stock as of the last trading day during the Company's fiscal year in each of 1998, 1997 and 1996. See "Compensation Committee Interlocks and Insider Participation".

------------
(3) Consists of relocation reimbursement of $52,535 and $5,347 for fiscal years 1998 and 1997, respectively.

(4) Includes the Company's share of contributions on behalf of Mr. Epstein to the IGC Savings Plan (401k) in the amount of $774 for fiscal year 1998, and $670 paid by the Company for a life insurance policy for the benefit of Mr. Epstein in fiscal year 1998.

(5) Mr. Epstein was named President and Chief Operating Officer on May 5, 1997. The Company's 1997 fiscal year ended on May 25, 1997. Accordingly, Mr. Epstein received compensation in only two weeks in fiscal year 1997, and received no compensation in fiscal year 1996.

(6) Includes the Company's share of contributions on behalf of Mr. Zeigler to the IGC Savings Plan (401k) in the amounts of $2,107, $2,097 and $2,092 for fiscal years 1998, 1997 and 1996, respectively, and payments under the Company's Supplemental Income Plan and Supplemental Retirement Plan in the amounts of $5,212, $5,472 and $5,688 for fiscal years 1998, 1997 and 1996, respectively.

(7) Consists of the Company's share of contributions on behalf of Mr. Blecher to the IGC Savings Plan (401k) in the amounts of $1,765, $1,915 and $1,819 for fiscal years 1998, 1997 and 1996, respectively.

(8) Consists of relocation reimbursement of $65,365 for fiscal year 1997.

(9) Consists of the Company's share of contributions on behalf of Mr. Hamilton to the IGC Savings Plan (401k) in the amounts of $2,371, $2,172 and $2,392 for fiscal years 1998, 1997 and 1996, respectively.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table summarizes stock options granted during the fiscal year ended May 31, 1998 to the persons named in the Summary Compensation Table. No stock appreciation rights have been granted by the Company nor is the grant of such rights currently provided for in the Company's 1990 Stock Option Plan.

                                                     Individual Grants
                               -------------------------------------------------------------
                                                                                                 Potential Realizable
                                                  Percent of                                       Value at Assumed
                                                     Total                                          Annual Rates of
                                                    Options                                           Stock Price
                                                  Granted to                                       Appreciation for
                                   Options         Employees       Exercise                         Option Term(1)
                                   Granted         in Fiscal        Price        Expiration    -------------------------
            Name                      #              1998        (per share)        Date            5%           10%
----------------------------   ---------------   ------------   -------------   ------------   -----------   -----------
Carl H. Rosner .............    16,830(2)         6.2%            $ 7.966         1/15/08      $ 84,315      $213,670
Glenn H. Epstein ...........    78,030(3)        28.6%            $11.715         5/28/02      $252,555      $558,080
                                12,240(2)         4.5%            $ 7.966         1/15/08      $ 61,320      $155,396
Michael C. Zeigler .........     7,140(2)         2.6%            $ 7.966         1/15/08      $ 35,770      $ 90,648
Leo Blecher ................     5,202(4)         1.9%            $11.715         5/28/02      $ 16,837      $ 37,205
                                 5,100(2)         1.9%            $ 7.966         1/15/08      $ 25,550      $ 64,748
Gary L. Hamilton ...........       --             --                 --            --            --            --

----------------
(1) Potential Realizable Values are based on an assumption that the stock price of the Common Stock starts equal to the exercise price shown for each particular option grant and appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These amounts are reported net of the option exercise price (which may be paid by delivery of already-owned shares of Common Stock), but before any taxes associated with the exercise or subsequent sale of the underlying stock. The actual value, if any, an optionholder may realize will be a function of the extent to which the stock price exceeds the exercise price on the date the option is exercised and also will depend on the optionholder's continued employment through the vesting period. The actual value to be realized by the optionholder may be greater or less than the values estimated in this table.

(2) Options vest in five equal installments beginning on first anniversary date. Options were granted on January 15, 1998.

(3) Options vest in three equal annual installments beginning on May 5, 1999.

(4) Options vest in five equal installments beginning on first anniversary date. Options were granted on May 28,1998.

          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                            YEAR-END OPTION VALUES

     The following table summarizes option exercises during the fiscal year ended May 31, 1998, and the value of vested and unvested options, for the persons named in the Summary Compensation Table at May 31, 1998.

                                                                 Number of Unexercised             Value of Unexercised
                                                                      Options at                 In-the-Money Options at
                                   Shares                            May 31, 1998                    May 31, 1998(1)
                                  Acquired        Value     -------------------------------   ------------------------------
            Name                on Exercise     Realized     Exercisable     Unexercisable     Exercisable     Unexercisable
----------------------------   -------------   ----------   -------------   ---------------   -------------   --------------
Carl H. Rosner .............          --             --        309,239          29,370           $949,016        $32,986
Glenn H. Epstein ...........          --             --             --          90,270                 --             --
Michael C. Zeigler .........          --             --         58,584          26,136           $189,606        $13,994
Leo Blecher ................          --             --         27,051          25,277           $ 55,927        $ 9,996
Gary L. Hamilton ...........       9,380         36,578         31,853          15,359                  0              0

----------------
(1) Based on the closing price of the Common Stock as reported on the American Stock Exchange on that date ($9.926), net of the option exercise price.


                               RETIREMENT PLANS

     Pension Plan. The Company maintains a qualified, defined benefit pension plan (the "Pension Plan"). All employees 21 years of age and older who have completed one year of credited service participate in the Pension Plan. Participating employees receive certain defined benefits under the Pension Plan upon their normal or early retirement from the Company's employ or upon death. Subject to certain maximum benefit ceilings set forth in the Pension Plan and assuming normal retirement at age 65, a participant will have an annual pension equal to the following:

      For each year of credited service:       Annual pension benefits will equal the aggregate of:
-----------------------------------------  -------------------------------------------------------------
Prior to February 1, 1985 ..............   1% of base salary (excluding bonuses, commissions, etc.)
                                           plus 1% of such salary that exceeded $6,600.
From February 1, 1985 until November 30,
 1989 ..................................   1% of base salary plus 1% of such salary that exceeded the social security taxable wage base.
After December 1, 1989 .................   1.05% of base salary plus .65% of such salary that exceeds
                                           Covered Compensation (Covered Compensation is the
                                           average of the social security taxable wage bases in effect for each year during the 35-year period ending in the year in which an individual reaches his or her retirement age, as determined by the Social Security Act).

     The Company contributes the funds necessary to provide for the benefits set forth in the Pension Plan, at such times and in such amounts as are required by actuarial schedules or government regulations.

     The estimated projected annual benefits under the Pension Plan for Messrs. Rosner, Zeigler, Blecher and Hamilton, assuming level future salary and normal retirements, are approximately $60,996, $47,940, $38,628 and $50,304, respectively. Mr. Epstein's benefit under the Pension Plan is not yet vested.

     Supplemental Retirement Plan. The Company's Supplemental Retirement Plan, adopted in 1985, provides additional retirement benefits to selected executives of the Company. Under the plan, the Company has entered into agreements with such executives, which agreements provide that, on retirement at age 65, the participant will receive additional retirement benefits payable in equal monthly installments over 180 months. For a participant who elects to retire after age 62 but before age 65, the amount of the retirement benefits are actuarially reduced.

     The projected annual benefits under the Supplemental Retirement Plan for Messrs. Rosner and Zeigler, assuming continued funding for the requisite period and normal retirements, are $32,916 and $36,088, respectively.

     Supplemental Income Plan. The Company's Supplemental Income Plan provides death benefits to families of certain corporate officers and certain key employees. In general, the Supplemental Income Plan provides that, in the event of a participant's death prior to age 65, the participant's beneficiaries will receive periodic payments in the first year following the participant's death equal to 50% of his or her base salary, and additional payments in each subsequent year (until the participant would have reached age 65) equal to 25% of his or her base salary. The Company has purchased insurance contracts in respect of each participant to fund the Company's obligations under the Supplemental Income Plan, the costs of which are disclosed for the named executives in the Summary Compensation Table.


Certain Employment Arrangements

     Effective June 1, 1992, Mr. Rosner and the Company entered into an employment agreement (the "Rosner Agreement") pursuant to which Mr. Rosner would serve as President and Chief Executive Officer of the Company from June 1, 1992 to May 31, 1995 (the "Employment Term") and as a consultant to the Company for five fiscal years thereafter (the "Consulting Term"). The Board of Directors approved an extension of the Employment Term on June 9, 1994, and on May 13, 1997, the Board of Directors voted to approve an additional extension of the Employment Term under which Mr. Rosner will serve as Chief Executive Officer for an additional two year term. Under the Rosner Agreement, as most recently extended, Mr. Rosner receives a salary of not less than $275,000 per year, plus a minimum annual bonus of not less than 1% of the Company's net income before taxes and extraordinary items. During the Consulting Term, Mr. Rosner is expected to devote up to twenty hours per week to the business of the Company, and will be paid a consulting fee equal to 50% of his annual salary at the end of the Employment Term, and an incentive bonus of not less than 1/2% of the Company's income before taxes. Any time required beyond the twenty hours will be compensated at a rate equal to 125% of Mr. Rosner's then applicable hourly compensation rate. At the commencement of the Consulting Term, Mr. Rosner will be granted a non-qualified stock option (the "Consulting Option") to purchase 80,391 shares of Common Stock (subject to adjustments for future stock dividends or splits) at a price equal to the closing price on the date of grant. The Consulting Option will have a five-year term and will vest in three annual installments commencing one year after the date of grant. The Rosner Agreement also provides that if Mr. Rosner is terminated or resigns as an employee under certain circumstances after a change in control event (as described in the Rosner Agreement), he would be entitled to receive an amount equal to the sum of three times his annual salary and certain other extraordinary payments.

     In April, 1997, Mr. Epstein and the Company entered into an employment agreement (the "Epstein Agreement") pursuant to which Mr. Epstein would serve as President and Chief Operating Officer of the Company commencing on May 5, 1997 and continuing for two consecutive years. Under the Epstein Agreement, Mr. Epstein receives a base salary of not less than $180,000 per year and an incentive bonus based upon performance. The Epstein Agreement also provides for certain payments to be made to Mr. Epstein, including grossed-up reimbursement for relocation expenses. In addition, under the Epstein Agreement, the Company purchased Mr. Epstein's home in the location from which he relocated because it was not sold within the period of time set forth in the Epstein Agreement. Pursuant to the Epstein Agreement, if Mr. Epstein is terminated under certain circumstances after his first year of employment, he would be entitled to receive an amount equal to one full year of his then current base salary.


Compensation Committee Interlocks and Insider Participation


     During the Company's fiscal year ended May 31, 1998, Mr. Rosner served on the Compensation Committee of the Board of Directors of Ultralife Batteries, Inc. ("Ultralife"), a publicly traded company of which a member of the Company's Board of Directors, Mr. Abeles, is a co-founder, director and officer.

     The Company owns approximately 9.3% of the outstanding common stock of Ultralife. Pursuant to a Share Purchase Agreement dated January 23, 1992, between the Company and Ultralife, the Company purchased the Ultralife common stock in a series of transactions during its fiscal years 1992 and 1993. The Company paid an aggregate purchase price of $4,548,000 in cash and $2,952,000 in the Company's Common Stock. The Share Purchase Agreement also obligated Ultralife to increase the number of members on its Board of Directors to include a nominee of the Company. Mr. Rosner is serving on the Board of Directors of Ultralife as the Company's nominee.


                       REPORT OF COMPENSATION COMMITTEE

     The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Intermagnetics General Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


     The Compensation Committee of the Board of Directors sets the compensation policies for the executive officers of the Company, recommends the annual base salary, annual incentive compensation and grant of long term incentive compensation for the Company's chief executive officer, and approves the annual base salary, annual incentive compensation and grant of long term incentive compensation for all other executive officers of the Company. In fulfilling this duty, the Compensation Committee has sought to establish a policy that enables the Company to attract, retain and reward executive officers who contribute substantially to the success of the Company, and aligns executive compensation with the creation of long-term value for the Company's shareholders.


     The Compensation Committee views executive compensation as comprised of three essential components: long-term incentive compensation, annual base salary and annual incentive compensation.


     Long Term Incentive Compensation. The Compensation Committee views long-term incentive compensation as the cornerstone of executive compensation. The Compensation Committee believes that long-term executive compensation should be closely linked to the creation of shareholder value. In this regard, the Compensation Committee believes that the grant of stock options to the Company's executive officers under the

Company's stock option plans focuses the attention of the Company's executives on the important task of creating long-term shareholder value. In awarding stock options to the executive officers of the Company, the Compensation Committee generally considers a variety of factors, including the potential impact of an executive officer on shareholder value and industry practice with respect to such awards. Options are typically granted at the market price on the date of grant. Because vesting ceases should the executive leave the Company's employment, the Compensation Committee believes that the stock options also serve to retain the Company's executive officers.

     Annual Base Salary. In establishing executive annual base salaries, the Compensation Committee has established a policy of setting payments competitively. In determining the competitiveness of individual salaries, the Compensation Committee periodically gathers information regarding the base salaries paid within the industry to other individuals with comparable responsibilities. In connection with establishing base salaries in light of the competitive ranges, the Compensation Committee weighs the allocation of responsibilities among the executive officers within the Company and the relevant experience of each such executive officer.

     Annual Incentive Compensation. The Compensation Committee believes that an important component of annual compensation is incentive compensation. The Compensation Committee has established a Management Incentive Compensation Program (the "MIC Program") pursuant to which cash awards may be granted to officers and key employees of the Company. The size and availability of a cash award under the MIC Program are entirely at the discretion of the Compensation Committee, and subject to certain individual and Company performance objectives established by the Compensation Committee for each executive officer. In establishing the performance objectives for an executive officer under the MIC Program, the Compensation Committee considers such factors as the executive officer's responsibilities and potential impact upon the Company's performance. With respect to awards made solely within the discretion of the Compensation Committee under the MIC Program, the Compensation Committee typically grants awards where an executive officer has not necessarily fully achieved the predetermined performance objectives, but where the executive officer has nonetheless materially contributed to the achievement of identifiable results that enhance shareholder value over the longer term. Finally, the Compensation Committee has established a specific bonus for Mr. Rosner as Chief Executive Officer under the terms of Mr. Rosner's employment agreement. Under the terms of his employment agreement, Mr. Rosner is entitled to a bonus equal to one percent of the Company's pretax net income for each of fiscal years 1997, 1998 and 1999. The Compensation Committee believes that this bonus complements long term and annual compensation by keeping Mr. Rosner's performance attuned to the Company's profitability.

     The Compensation Committee believes that the compensation received by each of the five highest paid executive officer's of the Company for its fiscal year 1998 was reasonable in view of the Company's consolidated performance and the contribution of those officers to that performance.

     In particular, the Compensation Committee believes that the compensation received during fiscal year 1998 by the Company's Chief Executive Officer, Carl
H. Rosner, reflected his very strong contribution to the Company. Consistent with the requirements of the Rosner Agreement, Mr. Rosner received a salary of $363,991 and an annual bonus (based upon the Company's pretax net income for fiscal year 1998) of $47,435. (The annual bonus was paid to Mr. Rosner in fiscal year 1999.) Mr. Rosner also received incentive stock options on January 15, 1998 to purchase 16,830 shares of the Company's Common Stock at an exercise price of $7.966 per share. These incentive stock options vest in five equal installments beginning on their first anniversary date and expire on January 15, 2008.

     The Compensation Committee notes that Mr. Rosner's salary falls within the competitive range established for the position of Chief Executive Officer. The Compensation Committee also believes that the annual bonus served its intended purpose of retaining Mr. Rosner's focus on the Company's bottom line and the growth of equity during a time of increased competitiveness and slow growth in the Company's core markets. (See chart below for growth in shareholder equity between 1994 and 1998.) At the same time, the non-qualified options granted to Mr. Rosner worked successfully to focus his attention on the important task of creating long-term shareholder value.

                                     COMPENSATION COMMITTEE OF THE BOARD OF
                                     DIRECTORS OF INTERMAGNETICS GENERAL
                                     CORPORATION




                                     John M. Albertine (Committee Chairman)
                                     James S. Hyde
                                     Thomas L. Kempner
                                     Stuart A. Shikiar


                                  IGC Equity
                                        $(000)
                                 FY94   46,935
                                 FY95   53,305
                                 FY96   67,296
                                 FY97   73,087
                                 FY98   83,801

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock for the past five fiscal years with similar returns for (i) a composite index of the American Stock Exchange ("AMEX"), (ii) a peer group of companies selected by the Company for purposes of the comparison and described more fully below (the "Peer Group") and (iii) a peer group of companies selected by the Company last year, which includes certain companies which the Company no longer believes are sufficiently similar to the Company to provide a meaningful comparison, as described more fully below (the "Former Peer Group"). Dividend reinvestment has been assumed and, with respect to companies in the Peer Group and Former Peer Group, the returns of each such company have been weighted at each measurement point to reflect relative stock market capitalization. There can be no assurance that the performance of the Company's Common Stock will continue in a manner similar to the trend depicted on the graph.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                AMONG INTERMAGNETICS GENERAL CORPORATION, AMEX
               COMPOSITE INDEX, PEER GROUP AND FORMER PEER GROUP*


                  Intermagnetics vs AMEX vs Peer Group Index
                          Indexed Priced Comparison
                              From 1993 to 1998

Dollars

1100|-------------------------------------------------------------------------|
    |                                                                        *|
    |                                                                         |
1000|-------------------------------------------------------------------------|
    |                                            *              *             |
    |                                                                         |
900 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
800 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
700 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
600 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
550 |------------------------------------------------------------------------&|
    |                                                                         |
    |                                                                         |
400 |----------------------------------------------------------&--------------|
    |                                            &                            |
    |             #                                                           |
300 |---------------------------#&*--------------#----------------------------|
    |                                                                         |
    |                                                                         |
200 |----------------------------------------------------------#--------------|
    |                                                                       #$|
    |               *                           &              $              |
100 |#$&*---------$&-------------$--------------------------------------------|
    |                                                                         |
    |                                                                         |
  0 |--------------|--------------|--------------|-------------|--------------|
                 FY 94          FY 95          FY 96         FY 97       FY 98



                              FY 93     FY 94     FY 95     FY 96     FY 97     FY 98
Intermagnetics General
 Corporation             #    100.00    337.91    274.53    286.48    221.83    163.64
AMEX                     $    100.00    100.62    111.98    140.10    136.49    161.12
Peer Group               &    100.00    121.66    282.05    355.82    393.98    483.30
Former Peer Group        *    100.00    128.63    279.91    983.24    907.09  1,038.29

------------
* Assumes $100 invested on May 30, 1993 in Intermagnetics General Corporation Common Stock, AMEX Composite Index, Peer Group and Former Peer Group.

     The selection of a peer group posed some difficulty because the Company does not believe there are any publicly-traded companies devoted exclusively or even substantially to all of the same markets in which the Company competes. The Company believes that many of its strongest competitors are either not publicly traded in the U.S., or consist of subsidiaries or divisions of large corporations. Hence, the Company selected a peer group consisting of publicly-traded high technology companies (including those in the development stage) that (a) have less than $275 million in annual revenues, and (b) either compete against the Company in one or more of its several markets or otherwise participate in one or more of its several markets. Starting with the 1998 fiscal year, the Company has refined its Peer Group further with respect to companies that participate in the medical diagnostic imaging market by focusing on companies that, like Intermagnetics, design and sell systems and components to medical products companies.

     The companies in the Peer Group that compete against the Company in one or more of its several markets consist of Helix Technology Corporation, a manufacturer of cryogenic equipment and American Superconductor Corp., a development stage company working with high temperature superconductors.

     The companies in the Peer Group that otherwise participate in markets in which the Company is active (but do not compete against the Company in such markets) consist of Analogic Corp., a manufacturer of data acquisition and processing hardware for various markets (including diagnostic imaging markets), Fischer Imaging Corporation, a manufacturer of specialty and general purpose medical imaging systems, components and subsystems and Biomagnetic Technologies, Inc., a small company that develops and manufactures a diagnostic imaging systems based upon the direct measurement of bio-electrical activity in the brain.

     In providing the foregoing graph for informational purposes, the Company notes that as a general rule, development stage companies do not have meaningful revenues relative to their substantial product development expenses. Hence, unlike the Company's Common Stock, the value of equity securities of development stage companies are based primarily on speculation regarding the potential success of such companies in bringing a novel product to market successfully.

     As a result of the Company's reassessment of its Peer Group, the Company removed Advanced NMR Systems, Inc. (now Caprius, Inc.) from the Peer Group because that company is changing its business focus to a market in which Intermagnetics does not participate. In addition, Superconductor Technologies, Inc. has been removed because the products it is developing are not targeted to the markets in which Intermagnetics participates. Finally, the Company no longer considers Hologic, Inc. and Lunar Corp. to be peers because these companies (a) principally sell into a very narrow segment of the diagnostic imaging market, and (b) principally manufacture and sell complete products directly to end users. These companies as well as Helix, American Superconductor, Analogic and Biomagnetic Technologies make up the Former Peer Group.


                             CERTAIN TRANSACTIONS

     See "Certain Employment Arrangements" and "Compensation Committee Interlocks and Insider Participation" under "Executive Compensation."


                                 OTHER MATTERS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended May 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and more than ten-percent beneficial owners were complied with.

     The Board of Directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.


                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. In order to be considered for inclusion in the proxy statement and form of proxy relating to the 1999 annual meeting, such proposals must be received by the Company not later than May 28, 1999. Proposals should be directed to the attention of the Corporate Secretary of the Company.


                          ANNUAL REPORT ON FORM 10-K

     The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of such person, a copy of the Company's annual report on Form 10-K, as amended, for the fiscal year ended May 31, 1998, including the financial statements and schedules thereto, but excluding exhibits. Requests for copies of such report should be directed to the Company's Investor Relations Department.


                                                  By order of the Board of
                                                  Directors,



                                                  CATHERINE E. ARDUINI
                                                  Corporate Secretary

                      INTERMAGNETICS GENERAL CORPORATION
          Proxy for Annual Meeting of Shareholders, November 10, 1998

     The undersigned hereby appoints Carl H. Rosner and Michael C. Zeigler or any one of them acting singly with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of Intermagnetics General Corporation to be held on November 10, 1998, and any adjournments thereof, to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side and on any other matters properly brought before the meeting or any adjournments thereof, all as set forth in the September 28, 1998 proxy statement.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                      INTERMAGNETICS GENERAL CORPORATION


          PLEASE MARK YOUR CHOICE LIKE THIS /X/ IN BLUE OR BLACK INK
                          I PLAN TO ATTEND MEETING / /


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES


1. Election of the following nominees as directors (voting cumulatively as set forth in the September 28, 1998 proxy statement): Carl H. Rosner, John M. Albertine, Edward E. David, Jr., Glenn H. Epstein and James S. Hyde.

 For all       Withhold for      Withhold for the following only:        To cumulate votes for individual directors, fill
 nominees      all nominees      (Write the name of the nominee(s)       in the name of the nominee(s) below and indi-
   / /              / /          in the space below)                     cate such votes:


                                 ---------------------------------       ------------------------------------------------

THIS PROXY IS CONTINUED ON THE REVERSE SIDE, PLEASE DATE, SIGN AND RETURN
      PROMPTLY.
                                                (Signature should be exactly as
                                                name or names appear on this
                                                proxy. If stock is held
                                                jointly, each holder
                                                should sign. If signing is by
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full
                                                title.)



                                                Date
                                                -------------------------------

                                                Signature
                                                -------------------------------

                                                Signature
                                                -------------------------------

                                                This Proxy will be Voted FOR
                                                the Above Matter Unless
                                                Otherwise Indicated, and in the
                                                Discretion of the Proxies on
                                                All Other Matters Properly
                                                Brought Before the Meeting.